UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Histogenics Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Histogenics Corporation, a Delaware corporation (the “Company”). The Annual Meeting will be held on June 15, 2018, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210 for the following purposes:

1.	To elect Joshua Baltzell and Kevin Rakin to serve as Class I directors until the 2021 annual meeting of stockholders;
2.

To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as our independent registered public accounting firm of the Company for the year ending December 31, 2018; and

3.	To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.

The record date for the Annual Meeting is April 23, 2018. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A complete list of such stockholders will be available for inspection at our offices in Waltham, Massachusetts during normal business hours for a period of ten days prior to the Annual Meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Whether or not you plan to attend the Annual Meeting in person, please vote by telephone or over the internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Company’s proxy statement for the Annual Meeting, Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on JUNE 15, 2018:

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

By Order of the Board of Directors,

Adam Gridley President and Chief Executive Officer Waltham, Massachusetts April 26, 2018

i

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

June 15, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies to be voted at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Histogenics Corporation (sometimes referred to as “we,” the “Company” or “Histogenics”), which will be held on June 15, 2018, at 9:00 a.m. local time at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP located at One Marina Park Drive, Suite 900, Boston, MA 02210.

We are making this Proxy Statement and our annual report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”) available to stockholders at www.proxyvote.com. On or about April 26, 2018, we will begin mailing to certain of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review this Proxy Statement and the Annual Report. The Notice also instructs you how you may submit your proxy over the internet or via telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Histogenics common stock as of April 23, 2018 (the “Record Date”), the record date for the Annual Meeting, and the Company’s Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the internet to our stockholders by delivering the Notice in the mail. As a result, only stockholders who specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the Proxy Statement and Annual Report over the internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy via telephone or the internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the internet. If you received a printed set of materials, you may also vote by mail by completing, signing, dating and returning the proxy card.

When you vote, regardless of the method used, you appoint Adam Gridley, our President and Chief Executive Officer, and Jonathan Lieber, our Chief Financial Officer, as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business the Record Date, will be entitled to vote at the Annual Meeting. On the Record Date, there were 28,687,412 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this Proxy Statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on the date of the Annual Meeting and will be accessible for ten days prior to the Annual Meeting at our principal place of business, 830 Winter Street, 3rd Floor, Waltham, MA 02451, during normal business hours.

How do I vote?

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. Stockholders of record may vote via the internet, telephone or (if you received a proxy card by mail) mail as described below. If you hold shares in “street name” (i.e., you are the beneficial owner of shares held through a bank, broker or other nominee), please refer to your proxy card, the Notice or other information forwarded by your bank, broker or other nominee to see which voting options are available to you.

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You may vote by using the internet. The address of the website for internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on the Notice and your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time the day before the Annual Meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold shares in street name, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy via the internet, telephone or mail with a later date;
•	You may deliver a written notice that you are revoking your proxy to the Corporate Secretary of the Company at 830 Winter Street, 3rd Floor, Waltham, MA 02451; or
•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you hold your shares in street name, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to receive in order to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our amended and restated bylaws (the “Bylaws”), a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the Record Date, there were 28,687,412 shares of common stock outstanding and entitled to vote. Thus, 14,343,707 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present the chairman of the meeting or, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What proposals will be voted on at the Annual Meeting?

The following table provides a description of the proposals that will be voted on at the Annual Meeting:

Proposal	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed
Proposal 1: Elect Joshua Baltzell and Kevin Rakin to serve as Class I directors until the 2021 annual meeting of stockholders.	FOR	Plurality	No
Proposal 2: Ratify the selection of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2018.	FOR	Majority Votes Cast	Yes

Plurality means that the nominees for director receiving the greatest number of votes will be elected. Withheld votes and “broker non-votes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) will have no effect on the election of a nominee.

Majority Votes Cast means that a proposal that receives an affirmative majority of the votes cast will be approved. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal.

Broker Discretionary Voting occurs when a broker does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal on which it is permitted to vote.

How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Broker non-votes, as described in the next paragraph, have no effect and will not be counted towards the vote total for Proposal 1 and Proposal 2.

If your shares are held in street name, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules on which your broker may vote shares held in street name without your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Under current broker voting rules, any election of a member of the Board, whether contested or uncontested, is considered “non-discretionary” and therefore brokers are not permitted to vote your shares held in street name for the election of directors in the absence of instructions from you. Proposal 1 is “non-discretionary” and therefore if you hold your shares through a broker, bank or other agent, your shares will not be voted on Proposal 1 unless you provide voting instructions to the record holder.

Could other matters be decided at the Annual Meeting?

Histogenics does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the individuals named as proxies on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board, or
•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

What happens if I submit my proxy but do not provide voting instructions?

If you submit a proxy via telephone, the internet or return a signed and dated proxy card without indicating instructions with respect to specific proposals, your shares will be voted:

•	Proposal 1: “FOR” the election of both Joshua Baltzell and Kevin Rakin as Class I directors to serve a term of three years until our 2021 annual meeting of stockholders; and
•	Proposal 2: “FOR” the ratification of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018.

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e., one of the individuals named as proxies on your proxy card) will vote your shares using their best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership as of the Record Date and a form of photo identification such as a valid driver’s license.

If you are not a stockholder of record but hold shares in street name, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership.

If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones and other devices with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the Board. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than the fourth business day after the Annual Meeting.

How can I find Histogenics’ proxy materials on the internet?

This Proxy Statement and the Annual Report are available on the “Investors” section of our corporate website located at http://ir.histogenics.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Histogenics’ proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address receive only one copy of the Notice. This practice, called “householding,” is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice, our Annual Report and/or this Proxy Statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of proxy materials at the same address may wish to receive only one copy. If you would like to receive only one copy, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials electronically?

Yes. This Proxy Statement and the Annual Report are available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an e-mail that provides a link to our future annual reports and proxy materials on the internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business will reduce the environmental impact of our annual meetings of stockholders and will give you an automatic link to the proxy voting site.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

Yes. The following requirements apply to stockholder proposals, including director nominations, for our 2018 annual meeting of stockholders:

Requirements for Stockholder Proposals to be Considered for Inclusion in Histogenics’ Proxy Materials:

Stockholders interested in submitting a proposal (other than the nomination of directors) for inclusion in the proxy materials to be distributed by us for our 2019 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in Histogenics’ proxy materials, stockholder proposals must be received at our principal executive offices no later than the close of business on December 27, 2018 which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for the Annual Meeting. To be included in our proxy materials, your proposal also must comply with the Bylaws and Rule 14a-8 promulgated under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. If we change the date of the 2019 annual meeting of stockholders by more than 30 days from the anniversary of the Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for our 2019 annual meeting of stockholders. Such proposals should be sent to Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attention: Corporate Secretary.

Requirements for Stockholder Nomination of Director Candidates and Stockholder Proposals Not Intended for Inclusion in Histogenics’ Proxy Materials:

Stockholders who wish to nominate persons for election to the Board at our 2018 annual meeting of stockholders or who wish to present a proposal at our 2019 annual meeting of stockholders, but who do not intend for such proposal to be included in the Company’s proxy materials for such meeting, must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than February 10, 2019, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting, and no later than March 12, 2019, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for the Annual Meeting. However, if we change the date of our 2019 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2019 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of our 2019 annual meeting of stockholders. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our Bylaws. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2019 annual meeting of stockholders. Such nominations or proposals should be sent to Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attention: Corporate Secretary.

Copy of Amended and Restated Bylaws:

You may request a copy of the Bylaws at no charge by writing to our Corporate Secretary at 830 Winter Street, 3rd Floor, Waltham, MA 02451. A current copy of the Bylaws also is available on the “Investors” section of our corporate website located at http://ir.histogenics.com.

Whom should I call if I have any questions?

If you have any questions, would like additional Histogenics proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451 or by telephone at (781) 547-7900.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE MEETING TO BE HELD ON FRIDAY, JUNE 15, 2018:

The Notice, this Proxy Statement and the Annual Report are available on-line at www.proxyvote.com.

PROPOSAL 1

ELECTION OF DIRECTORS

Under our Bylaws, the Board is divided into three classes of roughly equal size. The members of each class are elected to serve a three-year term with the term of office of each of the three classes ending in successive years. Pursuant to our amended and restated Bylaws, the Board has fixed the current number of directors at eight. Joshua Baltzell and Kevin Rakin are the two Class I directors whose terms expire at the Annual Meeting. Messrs. Baltzell and Rakin have been nominated for election by the Board to serve until the 2021 annual meeting of stockholders or until their successors are elected (or until their earlier death, resignation or removal). It is our policy to encourage nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes cast at the Annual Meeting. The two nominees receiving the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors at the Annual Meeting.

Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Baltzell and Rakin to the Board at the Annual Meeting, unless otherwise marked on the card. If any Histogenics director nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by proxy will be voted for the election of a substitute nominee designated by our current Board, unless otherwise marked on the card. Messrs. Baltzell and Rakin, Histogenics’ two director nominees, have each agreed to serve as a director if elected. We have no reason to believe that any of the Histogenics nominees will be unable to serve if elected.

Nominees for Election as Class I Directors at the Annual Meeting

This year’s nominees for election to the Board as our Class I directors to serve for a term of three years expiring at the 2021 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of the Record Date is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
Joshua Baltzell	48	Director	2012
Kevin Rakin	57	Director	2012

The following is additional information about each of the nominees as of the date of this Proxy Statement, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating/Corporate Governance Committee and the Board to determine that the nominees should serve as one of our directors.

Joshua Baltzell has served as a member of the Board since July 2012. Mr. Baltzell is a Venture Partner at Split Rock Partners, and also serves as a Venture Partner at SightLine Partners. He has been with Split Rock since 2004 and with SightLine since 2014. Mr. Baltzell has over 20 years of experience in the healthcare industry. Prior to his tenure in the venture capital industry, Mr. Baltzell held roles as an investment banker at Piper Jaffray Companies from 2000 to 2002, where he focused primarily on mergers and acquisitions in the medical device sector, as well as various marketing and business development positions with SCIMED and Boston Scientific. Mr. Baltzell currently serves on the boards of Magnolia Medical, ViewPoint Medical and Colorescience. Mr. Baltzell holds a B.A. in Economics from St. Olaf College and an M.B.A. from the University of Minnesota’s Carlson School of Management. We believe that Mr. Baltzell’s qualifications to serve as a director of the Company include his extensive experience in the venture capital industry, his investment banking experience in the healthcare and medical device industries with both public and privately held companies and his significant prior board experience.

Kevin Rakin has served as a member of the Board since October 2012. Mr. Rakin is a co-founder and Partner at HighCape Partners, a growth equity life sciences fund where he has served since November 2013. From June 2011 to November 2012, Mr. Rakin was the President of Regenerative Medicine at Shire plc, a leading specialty biopharmaceutical company. Mr. Rakin currently serves on a number of boards, including Oramed Pharmaceuticals, Inc., Cheetah Medical Inc. and TELA Bio, Inc. Mr. Rakin holds an M.B.A. from Columbia University and received his graduate and undergraduate degrees in Commerce from the University of Cape Town, South Africa. We believe that Mr. Rakin’s qualifications to serve as a director of the Company include his extensive experience as an executive in the biotechnology industry, as well as his service in positions in various companies as a chief executive officer, chief financial officer and president and his involvement in public and private financings and mergers and acquisitions in the biotechnology industry.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

JOSHUA BALTZELL AND KEVIN RAKIN AS CLASS I DIRECTORS

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating/Corporate Governance Committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the Record Date is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
David Gill	63	Director	2015
Adam Gridley	45	President, Chief Executive Officer and Director	2014
John H. Johnson	60	Director	2013
Garheng Kong, M.D., Ph.D.	42	Director, Chairman of the Board	2012
Michael Lewis	59	Director	2011
Susan B. Washer	56	Director	2018

Class II Directors (Terms Expire in 2019)

Adam Gridley has served as our Chief Executive Officer and President since May 2014. Mr. Gridley previously served from October 2012 until May 2014 as Senior Vice President of Technical Operations at Merz North America, Inc., the North American business unit of Merz, Inc., a privately-held pharmaceuticals company. From September 2011 to October 2012, he was Senior Vice President, Operations & Product Development responsible for global research and development and manufacturing for Merz Aesthetics, Inc., a global business unit of Merz, Inc., and from July 2010 to September 2011, Mr. Gridley held the position of Senior Vice President, Product Development at Merz. From September 2008 to July 2010, Mr. Gridley was Senior Vice President, Corporate Development for BioForm Medical, Inc., a publicly-traded company acquired by Merz, Inc. Mr. Gridley holds a B.S. and an M.B.A. from the University of Denver. We believe that Mr. Gridley’s qualifications to serve as a director of the Company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in both early stage and mature biotechnology companies.

Michael Lewis has served as a member of the Board since May 2011. Mr. Lewis has more than 25 years of experience in the investment management and retail industries. Mr. Lewis is currently Chairman of Oceana Investment Corporation Limited, a private U.K. investment company. Mr. Lewis currently serves as Chairman of Strandbags Holdings Pty Limited, an Australian retail company comprising some 300 stores and Chairman and Non-Executive Director of The Foschini Group Limited, a South African retail company with some 4,000 stores. Mr. Lewis serves on the board of United Trust Bank Limited, a U.K.-based bank, and served on the Supervisory Board of Axel Springer AG in Germany from 2007 to September 2012. Mr. Lewis previously worked for Ivory and Sime, a money manager based in Scotland, and Lombard Odier, a money manager based in England. He has an undergraduate degree and a postgraduate degree from the University of Cape Town. We believe Mr. Lewis’ qualifications to serve as a director of the Company include his extensive experience in money management, and as an investor and director of biomedical and other companies.

Susan B. Washer has served as a member of the Board since April 2018. Ms. Washer is the President and Chief Executive Officer of Applied Genetic Technologies Corporation (“AGTC”), where she has served in such capacity since March 2002 and as a member of its board of directors since November 2003. Ms. Washer was also AGTC’s chief operating officer from October 2001 to March 2002. From June 1994 to October 2001, Ms. Washer led two entrepreneurial firms including serving as president and chief executive officer of Scenic Productions and as the Founding Executive Director and then Business Advisor for the North Florida Technology Innovation Center, a public-private organization financing and providing services to entrepreneurial companies licensing STEM based technology from Florida universities. Ms. Washer currently serves on the board of directors of Biotechnology Innovation Organization (“BIO”) and the Alliance for Regenerative Medicine. Previously, Ms. Washer served as chairman of the BioFlorida board and the Southeast BIO board and continues her involvement with both organizations as a member of their respective boards. From October 1983 to June 1994, Ms. Washer served in various research and pharmaceutical management positions with Abbott Laboratories and Eli Lilly and Company. Ms. Washer received a B.S. in biochemistry from Michigan State University and an M.B.A. from the University of Florida. We believe that Ms. Washer’s qualifications to serve as a director of the Company include her education and professional background in science and business management, her years of experience in the pharmaceutical and biotechnology industries and her service as a senior executive of early and late stage biotechnology companies.

Class III Directors (Terms Expire in 2020)

David Gill has served as a member of the Board since February 2015. Mr. Gill served as the President and Chief Financial Officer of EndoChoice, Inc., a medical device company focused on gastrointestinal disease from April 2016 through the sale of the company to Boston Scientific in November 2016 and as Chief Financial Officer from August 2014 to April 2016.  Previously, he served as the Chief Financial Officer of INC Research, a clinical research organization, from February 2011 to August 2013 after having served as a board member and its audit committee chairman from 2007 to 2010. Mr. Gill was the Chief Financial Officer of TransEnterix, Inc., a medical device company, from March 2009 to February 2011. Mr. Gill also currently serves on the boards of Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.), Evolus, Inc. and YmAbs Therapeutics, Inc.  Mr. Gill previously served as a director of two public life science company boards, LeMaitre Vascular, Inc. and IsoTis OrthoBiologics, Inc. and several private life science companies from 2006 to 2009. Earlier in his career Mr. Gill served in a variety of senior executive leadership roles for several publically-traded companies including NxStage Medical, CTI Molecular Imaging, Inc., Interland Inc. and Novoste Corporation. Mr. Gill holds a B.S. degree, cum laude, in Accounting from Wake Forest University and an M.B.A. degree, with honors, from Emory University, and was formerly a certified public accountant.   We believe that Mr. Gill’s qualifications to serve as a director of the Company include his extensive experience as an executive in the life sciences industry and his extensive prior service as a director in other public and private mature life sciences companies.

John H. Johnson has served as a member of the Board since November 2013. Mr. Johnson served as President and Chief Executive Officer of Dendreon Corporation from January 2012 to August 2014. Mr. Johnson previously served as the Chief Executive Officer and a director of Savient Pharmaceuticals, Inc., a pharmaceutical company, from January 2011 until January 2012, and prior to that time, served as Senior Vice President and President of Eli Lilly and Company’s oncology unit from November 2009 until January 2011. He was also Chief Executive Officer of ImClone Systems Incorporated from 2007 until November 2009, and served on ImClone’s board of directors until it was acquired by Eli Lilly in 2008. Prior to joining ImClone, Mr. Johnson served as Company Group Chairman of Johnson & Johnson’s Worldwide Biopharmaceuticals unit from 2005 until 2007, President of its Ortho Biotech Products LP and Ortho Biotech Canada units from 2003 until 2005, and Worldwide Vice President of its CNS, Pharmaceuticals Group Strategic unit from 2001 until 2003. Mr. Johnson currently serves as chairman of the board of directors of Strongbridge Biopharma plc, and as a director of AVEO Pharmaceuticals, Inc., Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.) and Portola Pharmaceuticals, Inc. He also served as a member of the board of directors for the Pharmaceutical Research and Manufacturers of America and as a member of the Health Section Governing Board of Biotechnology Industry Organization. He earned his B.S. from the East Stroudsburg University of Pennsylvania. We believe that Mr. Johnson’s qualifications to serve as a director of the Company include his extensive experience as an executive in the biotechnology industry and his prior service as a senior-level executive in mature biotechnology companies.

Garheng Kong, M.D., Ph.D. has served as a member of the Board since July 2012. Dr. Kong has been the Managing Partner of HealthQuest Capital, a healthcare investment firm, since July 2013. He was a general partner at

Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013. From 2000 to September 2010, he was at Intersouth Partners, a venture capital firm, most recently as a general partner. Dr. Kong has served on the board of directors of Melinta Therapeutics, Inc. (f/k/a Cempra, Inc.) since 2006 and as chairman of its board from 2008 to 2017. Dr. Kong has also served on the board of directors of Strongbridge Biopharma plc since September 2015, the board of directors of Alimera Sciences, Inc. since October 2012 and on the board of directors of Laboratory Corporation of America Holdings since December 2013. Dr. Kong holds a B.S. from Stanford University. He holds an M.D., Ph.D. and an M.B.A. from Duke University. We believe that Dr. Kong’s qualifications to serve as a director of the Company include his knowledge and experience in the venture capital industry, his medical training and his significant prior board experience with both public and privately held companies.

CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Consistent with these regulations, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and its independent registered public accounting firm, the Board has determined that all of our directors are independent directors within the meaning of applicable Nasdaq listing standards, except for Mr. Gridley, our Chief Executive Officer.

Information Regarding the Board of Directors and its Committees

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Kong, Chairman of the Board, presides over these executive sessions.

The Board has an Audit Committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating/Corporate Governance Committee (the “Nominating/Corporate Governance Committee”). The following table provides membership and meeting information for each of the Board committees during 2017:

Committee	Chairman	Members	Number of Committee Meetings in 2017
Audit Committee	David Gill	John H. Johnson and Kevin Rakin	5
Compensation Committee	John H. Johnson	Joshua Baltzell and Kevin Rakin	9
Nominating/Corporate Governance Committee	Garheng Kong, M.D., Ph.D.	Joshua Baltzell and Michael Lewis	3

Below is a description of each committee of the Board. The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board oversees the quality and integrity of the Company’s financial statements and other financial information provided to the Company’s stockholders, the retention and performance of the Company’s independent accountants, the effectiveness of the Company’s internal controls and disclosure controls, and the Company’s compliance with ethics policies and SEC and related regulatory requirements. Pursuant to the Audit Committee charter, the functions of the Audit Committee include, among other things: (1) appointing, approving the compensation of, and assessing the independence of our registered public accounting firm; (2) overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm; (3) reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures; (4) monitoring our internal control over financial reporting and our disclosure controls and procedures; (5) meeting independently with our registered public accounting firm and management; (6) furnishing the audit committee report required by SEC rules; (7) reviewing and approving or ratifying any related person transactions; and (8) overseeing our risk assessment and risk management policies. Our Audit Committee charter is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Three directors comprised the Audit Committee as of December 31, 2017: Mr. Gill (the Chairman of the Audit Committee), Mr. Johnson and Mr. Rakin. The Audit Committee met five times during 2017.  In addition, the members of the Audit Committee met informally in conjunction with each regularly scheduled quarterly Board meeting and at other times throughout the year to discuss a variety of matters.

All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. The Board of Directors has determined that Messrs. Gill and Rakin are “audit committee financial experts” as defined by applicable SEC rules and have the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).

Compensation Committee

The Compensation Committee of the Board reviews and approves the design of, assesses the effectiveness of, and administers compensation programs for officers and employees, including our equity incentive plans. Pursuant to the Compensation Committee charter, the functions of the Compensation Committee include: (1) evaluating the performance of our chief executive officer and determining the chief executive officer’s salary and contingent compensation based on his or her performance and other relevant criteria; (2) identifying the corporate and individual objectives governing the chief executive officer’s compensation; (3) approving the compensation of our other executive officers; (4) making recommendations to the Board with respect to director compensation; (5) reviewing and approving the terms of material agreements between us and our executive officers; (6) overseeing and administering our equity incentive plans and employee benefit plans; (7) reviewing and approving policies and procedures relating to the perquisites and expense accounts of our executive officers; (8) preparing the annual Compensation Committee report required by SEC rules; and (9) conducting a review of executive officer succession planning, as necessary, reporting its findings and recommendations to the Board, and working with the Board in evaluating potential successors to executive officer positions. In accordance with NASDAQ listing standards and our amended and restated Compensation Committee charter, the Board has granted our Compensation Committee the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, the authority to fund such advisers, and the responsibility to consider the independence factors specified under applicable law and any additional factors the Compensation Committee deems relevant. Our Compensation Committee charter is available on the “Investors” section of our corporate website located at http://ir.histogenics.com.

In addition, the Compensation Committee has adopted additional internal policies and procedures relating to administration of the Company’s equity incentive plans, including the following:

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Members of the Compensation Committee receive initial and periodic training from an independent consultant with expertise in compensation management matters concerning the Company’s operative equity incentive plans and compensation procedures as well as general best practices for compensation committees.

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With the assistance of legal counsel, the Compensation Committee conducts reviews of the Compensation Committee’s charter, the Company’s equity incentive plans, the Compensation Committee’s current practices, procedures and controls, and has developed equity compensation compliance procedures and a checklist of key plan provisions to be reviewed prior to the issuance and delivery of equity awards. Among other things, the checklist addresses: (1) the expiration date of the applicable equity incentive plan or any portion thereof; (2) the overall shares available under the applicable plan; (3) any annual limitations on awards as set forth in the applicable equity incentive plan; (4) prior grants made to proposed recipients during any relevant period; and (5) the proper recording of the equity grants in accordance with the terms of the applicable equity incentive plan. The Compensation Committee has designated the Company’s Chief Financial Officer and Vice President of Finance to monitor compliance with the foregoing compliance procedures and checklists (the “Compliance Monitor”).

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In advance of the Compensation Committee’s first meeting each year, the Compliance Monitor provides the Compensation Committee information on the following: (1) the aggregate number of shares available for issuance under each equity incentive plan still in effect; (2) the expiration date for each such equity incentive plan; (3) the annual limit on equity grants to any one individual under each equity incentive plan; and (4) the number of shares covered by awards already granted to each of the Company’s executive officers under the Company’s equity incentive plans. The Compensation Committee reviews this information prior to making any equity compensation award to any executive officer.

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Prior to the dissemination of the Company’s annual proxy statement released in conjunction with the annual meeting of stockholders, the Board (or an appropriate committee thereof), with the assistance of legal counsel, verifies that all awards made under, amendments or proposed amendments of, and summaries or descriptions of, the Company’s equity compensation plans have been disclosed accurately and properly in such proxy statement.

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With the assistance of legal counsel, the Compensation Committee formally reviews and approves all disclosures in the Company’s SEC filings concerning executive officer and director compensation matters before the documents are publicly filed.

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In the event of a proposed or contemplated stock split, reverse stock split or any other change to the Company’s capitalization, the Board will receive guidance from outside legal counsel on the effect of such capitalization change on the Company’s equity incentive plans, if any, including but not limited to the aggregate and annual limitations of those equity incentive plans.

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The Board will seek stockholder approval of any amendment made to the Company’s equity incentive plans in the Company’s next annual meeting of stockholders following the amendment if such approval is required by the terms of such equity incentive plan, applicable Delaware law, SEC regulations or Nasdaq governance rules and listing standards.

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The Board receives periodic reports on the Company’s compliance with its procedures, policies and guidelines for issuing equity awards. These reports are prepared and made with the input of the Compliance Monitor, the Compensation Committee and outside legal counsel.

Three directors comprised the Compensation Committee of the Board as of December 31, 2017: Mr. Johnson (the Chairman of the Compensation Committee), Mr. Baltzell and Mr. Rakin. The Compensation Committee met nine times during 2017 and acted twice by written consent.  In addition, the members of the Compensation Committee met informally in conjunction with each regularly scheduled quarterly Board meeting and at other times throughout the year to discuss a variety of matters.

The Board has determined that all members of the Compensation Committee are independent (as independence is currently defined in the Nasdaq listing standards). In addition, each of our directors serving on our Compensation Committee satisfies the heightened independence standards for members of a compensation committee under Nasdaq listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Chief Executive Officer and our Chief Financial Officer often participate in the Compensation Committee’s meetings. Neither of them participates in the determination of their own respective compensation or the compensation of directors. However, Mr. Gridley does make recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

The Compensation Committee has retained Radford, an independent compensation consulting firm, since January 2015. In February 2018, Radford presented a summary executive compensation report to the Compensation Committee. Radford previously provided the Compensation Committee with data about the compensation paid by our peer group of companies and other employers who compete with the Company for executives, updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and was available to advise the Compensation Committee regarding all of its responsibilities. The consultant serves at the pleasure of the Compensation Committee rather than the Company, and the consultant’s fees are approved by the Compensation Committee. In February 2017, our Compensation Committee assessed the independence of Radford pursuant to applicable SEC rules and Nasdaq listing standards and concluded that the work of Radford has not raised any conflict of interest.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our Compensation Committee.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors, and evaluates the performance of the Board and of individual directors. Pursuant to the Nominating/Corporate Governance Committee charter, the functions of the Nominating/Corporate Governance Committee include, among other things: (1) identifying, evaluating, and making recommendations to the Board and our stockholders concerning nominees for election to the Board, to each of the Board’s committees and as committee chairs; (2) annually reviewing the performance and effectiveness of the Board and developing and overseeing a performance evaluation process; (3) annually evaluating the performance of management, the Board and each board committee against their duties and responsibilities relating to corporate governance; (4) annually evaluating adequacy of our corporate governance structure, policies, and procedures; and (5) providing reports to the Board regarding the committee’s nominations for election to the Board and its committees. Our Nominating/Corporate Governance Committee charter is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Three directors comprised the Nominating/Corporate Governance Committee as of December 31, 2017: Dr. Kong (the Chairman of the Nominating/Corporate Governance Committee), Mr. Baltzell and Mr. Lewis. The Nominating/Corporate Governance Committee met three times during 2017. In addition, the members of the Nominating/Corporate Governance Committee met informally in conjunction with each regularly scheduled quarterly Board meeting and at other times throughout the year to discuss a variety of matters.

The Nominating/Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of the Company’s industry and market. The Nominating/Corporate Governance Committee also considers other factors it deems appropriate, including, but not limited to:

•	the candidate’s relevant expertise and experience upon which to offer advice and guidance to management;
•	the candidate having sufficient time to devote to the affairs of the Company;
•	the candidate having a proven track record in his or her field;
•	the candidate’s ability to exercise sound business judgment;
•	the candidate’s commitment to vigorously represent the long-term interests of our stockholders;
•	whether or not a conflict of interest exists between the candidate and our business;
•	whether the candidate would be considered independent under applicable Nasdaq and SEC standards;
•	the current composition of the Board; and
•	the operating requirements of the Company.

In conducting this assessment, the Nominating/Corporate Governance Committee considers diversity, gender, age, skills and such other factors as it deems appropriate given the then-current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. While diversity and variety of experiences and viewpoints represented on the Board should always be considered, the Nominating/Corporate Governance Committee believes that a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.

In the case of incumbent directors whose terms of office are set to expire, the Nominating/Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

When there is a vacancy on the Board, the Nominating/Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems it appropriate, a professional search firm. The Nominating/Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating/Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders and evaluate them using the same criteria as candidates identified by the Board or the Nominating/Corporate Governance Committee for consideration. If a stockholder of the Company wishes to recommend a director candidate for consideration by the Nominating/Corporate Governance Committee, the stockholder recommendation should be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company pursuant to the terms and conditions of the Bylaws. The stockholder recommendation must, among other things, set forth:

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for each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A promulgated under the Exchange Act, and such person’s written consent to serve as a director if elected;

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as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (1) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner; (2) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner and a representation that the stockholder will notify the Company in writing of the class and number of such shares owned beneficially and of record as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed; (3) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees; and (4) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such stockholder with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such stockholder or to increase or decrease the voting power or pecuniary or economic interest of such stockholder with respect to stock of the Company;

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any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company and a representation that the stockholder will notify the Company in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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a description of any agreement, arrangement or understanding with respect to the proposal of business between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Company in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

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a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and

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any other information that is required to be provided by the stockholder pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder in such stockholder’s capacity as a proponent of a stockholder proposal.

In addition, the Bylaws require that the stockholder recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a director: (1) the name, age, business address and residence address of the person; (2) the principal occupation or employment of the person; (3) the class, series and number of shares of capital stock of the Company that are owned beneficially and of record by the person; (4) a statement as to the person’s citizenship; (5) the completed and signed representation and agreement described above; (6) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act; (7) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (8) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person with respect to stock of the Company and whether any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk of stock price changes for, such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock of the Company.

We believe that each of our directors and nominees brings a strong background and set of skills to the Board, giving the Board, as a whole, an appropriate balance of the knowledge, experience, attributes, skills and expertise. In addition, seven of our eight directors are independent under Nasdaq standards (Mr. Gridley, our Chief Executive Officer, being the only exception as he is a Company employee) and our Nominating/Corporate Governance Committee believes that all eight directors are independent of the influence of any particular stockholder or group of stockholders whose interests may diverge from the interests of our stockholders as a whole. We believe that our directors have a broad range of personal characteristics including leadership, management, biotechnology, pharmaceutical, business, marketing and financial experience and abilities to act with integrity, with sound judgment and collegially, to consider strategic proposals, to assist with the development of our strategic plan and oversee its implementation, to oversee our risk management efforts and executive compensation and to provide leadership, to commit the requisite time for preparation and attendance at board and committee meetings and to provide required expertise on the Board committees. As described above, the Nominating/Corporate Governance Committee has recommended the members of the Board for their directorships. In evaluating such directors, our Nominating/Corporate Governance Committee has reviewed the experience, qualifications, attributes and skills of our directors and nominees, including those identified in the biographical information set forth above in the section entitled “Election of Directors.” The Nominating/Corporate Governance Committee believes that the members of the Board offer insightful and creative views and solutions with respect to issues facing the Company. In addition, the Nominating/Corporate Governance Committee also believes that the members of the Board function well together as a group. The Nominating/Corporate Governance Committee believes that the above-mentioned attributes and qualifications, along with the leadership skills and other experiences of the members of the Board of Directors described in further detail above under the section entitled “Election of Directors,” provide the Company with the perspectives and judgment necessary to guide the Company’s strategies and monitor their execution.

Separation of CEO and Chairman of the Board Roles

The Board separates the positions of Chairman of the Board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow. We believe that having separate positions and having an independent outside director serve as Chairman of the Board is the appropriate leadership structure for the Company at this time.

Meetings of the Board of Directors

The Board met six times during 2017. Each director attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors attended our 2017 Annual Meeting of Stockholders.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board, including the independent members of the Board, by sending a letter to Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, MA 02451, Attention: Corporate Secretary. Each such communication should set forth (1) the name and address of such stockholder, as they appear on the Company’s books and, if the shares of the Company’s stock are held by a nominee, the name and address of the beneficial owner of such shares, and (2) the number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner. The Corporate Secretary will review all communications from stockholders, but may, in his sole discretion, disregard any communication that he believes is not related to the duties and responsibilities of the Board. If deemed an appropriate communication, the Corporate Secretary will submit a stockholder communication to a chairman of a committee of the Board, or a particular director, as appropriate.

The Board has also adopted internal policies and procedures, with the assistance of outside legal counsel, for responding to communications from the Company’s stockholders, including litigation demand letters (a “Litigation Demand”), which provide that:

•	any Litigation Demand is promptly forwarded to the independent Chairman of the Board and outside legal counsel;
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investigations of any Litigation Demand will be directed and supervised by one or more disinterested and independent (i.e., non-management) members of the Board and such supervision will not be delegated to any member of the Company’s management team (though in appropriate cases members of management may otherwise assist an investigation);

•	the Board has standing authority to retain and be advised by disinterested and independent outside legal counsel and other advisers, as needed;
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the Board may authorize a special demand review committee to investigate a Litigation Demand, which committee would ensure the preparation of a written record of the resolution creating the demand review committee, its purpose, composition, structure, duties, responsibilities and scope of authority; and

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upon completion of its investigation, the Board will receive a recommendation from the independent and disinterested members of the Board who investigated the Litigation Demand and vote on whether to adopt that recommendation and inform the demanding stockholder accordingly.

The Board’s Litigation Demand policy notes that every Litigation Demand situation is unique and that flexibility is required in responding thereto. Failure to adhere to any of the particular processes above is not deemed a breach of any Board member’s fiduciary duties.

Code of Business Conduct

We have adopted a Code of Business Conduct that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions. The Code of Business Conduct addresses various topics, including: (1) compliance with applicable laws, rules and regulations; (2) conflicts of interest; (3) public disclosure of information; (4) insider trading; (5) corporate opportunities; (6) competition and fair dealing; (7) gifts; (8) discrimination, harassment and retaliation; (9) health and safety; (10) record-keeping; (11) confidentiality; (12) protection and proper use of company assets; (13) payments to government personnel; and (14) the reporting of illegal and unethical behavior.

The Code of Business Conduct is available on the “Investors” section of our corporate website located at http://ir.histogenics.com. Any waiver of the Code of Business Conduct for an executive officer or director may be granted only by the Board or a committee thereof and must be timely disclosed as required by applicable law. We intend to disclose future amendments to certain provisions of our Code of Business Conduct, or waivers of those provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions on our website, www.histogenics.com.

We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or audit matters reported under these procedures will be communicated promptly to the Audit Committee.

Risk Oversight

The Board has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes the Board receiving regular reports from Board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, cybersecurity and reputational risk.

The Audit Committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the Audit Committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the Audit Committee includes direct communication with our external independent auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The Compensation Committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by the Board as a whole.

The oversight of risk within the Company is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes within the Company. The Board encourages management to continue to drive this evolution.

Employee Compensation Risks

As part of its oversight of the Company’s executive compensation program, the Compensation Committee considers the impact of the Company’s executive compensation program, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. The Compensation Committee has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

The Board adopted a non-employee director policy effective as of the date of our initial public offering and subsequently amended and restated such policy in June 2015 and June 2017. The table below sets forth the provisions of the Amended and Restated Compensation Program for Non-Employee Directors.

Term	Compensation
Annual Cash Retainer(1)	$40,000
Chairman of Board(1)	Additional annual retainer of $20,000
Chair of Audit Committee(1)	Additional annual retainer of $10,000
Chair of Compensation Committee(1)	Additional annual retainer of $7,500
Chair of Nominating/Corporate Governance Committee(1)	Additional annual retainer of $7,500
Non-Chair Member of Audit Committee(1)	Additional annual retainer of $5,000
Non-Chair Member of Compensation Committee(1)	Additional annual retainer of $3,750
Non-Chair Member of Nominating/Corporate Governance Committee(1)	Additional annual retainer of $3,750
Initial Option Grant	Option to purchase up to 25,000 shares of our common stock(2)
Annual Option Grant	Option to purchase 25,000 shares of our common stock following each annual meeting of stockholders(3)

(1)	All annual cash retainer fees are paid in four quarterly payments.
(2)

Option vests and becomes exercisable with respect to 8.33% of the option shares for each three-month period after the date of grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable.

(3)

Option vests and becomes exercisable with respect to 8.33% of the option shares for each one-month period following the date of grant, except that in the event of a change in control or a director’s death or disability, the option will accelerate and become immediately exercisable.

All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of our 2013 Equity Incentive Plan. Each option granted under our Amended and Restated Compensation Program for Non-Employee Directors that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death.

We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

Director Compensation Table for Year Ended December 31, 2017

The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2017.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Garheng Kong, M.D., Ph.D.	67,500	24,414	91,914
Josh Baltzell	47,500	24,414	71,914
David Gill	50,000	24,414	74,414
John Johnson	52,500	24,414	76,914
Michael Lewis	43,750	24,414	68,164
Kevin Rakin	48,750	24,414	73,164

(1)

Mr. Gridley was not eligible in 2017 to receive any compensation from us for his service as a director pursuant to our Amended and Restated Compensation Program for Non-Employee Directors because Mr. Gridley is a Company employee.

The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Garheng Kong, M.D., Ph.D.	20,000	—	6.86	June 23, 2025(1)
	10,000	—	1.58	December 15, 2026(1)
	12,500	12,500	1.70	June 12, 2027(1)
Josh Baltzell	20,000	—	6.86	June 23, 2025(1)
	10,000	—	1.58	December 15, 2026(1)
	12,500	12,500	1.70	June 12, 2027(1)
David Gill	12,100	1,100	8.30	February 1, 2025(2)
	6,800	—	6.86	June 23, 2025(1)
	10,000	—	1.58	December 15, 2026(1)
	12,500	12,500	1.70	June 12, 2027(1)
John Johnson	9,255	—	7.13	December 10, 2023(3)
	20,475	—	6.86	June 23, 2025(1)
	10,000	—	1.58	December 15, 2026(1)
	12,500	12,500	1.70	June 12, 2027(1)
Michael Lewis	20,000	—	6.86	June 23, 2025(1)
	10,000	—	1.58	December 15, 2026(1)
	12,500	12,500	1.70	June 12, 2027(1)
Kevin Rakin	20,000	—	6.86	June 23, 2025(1)
	10,000	—	1.58	December 15, 2026(1)
	12,500	12,500	1.70	June 12, 2027(1)

(1)	This option vests in twelve (12) equal monthly installments commencing on the date of grant.
(2)

As of December 31, 2017, this option was exercisable with respect to 50% of the shares when the optionee completes each 12-month period of continuous service after February 2, 2015, and the balance of the shares become exercisable in equal quarterly instalments over the 36 months thereafter. This was the vesting schedule applicable to all initial grants to directors under the Company’s initial Compensation Program for Non-Employee Directors. In June 2015 and June 2017, the Board of Directors amended and restated the initial Compensation Program for Non-Employee Directors. Under the Amended and Restated Compensation

Program for Non-Employee Directors, initial grants for new directors become exercisable with respect to 8.33% of the shares after each three-month period of continuous service as a director after the date of grant. On February 26, 2016, the Compensation Committee amended the vesting schedule of the option to reflect the Amended and Restated Compensation Program for Non-Employee Directors such that the shares subject to this option are now exercisable with respect to 8.33% of the shares after each three-month period of continuous service as a director after the date of grant. The table above reflects the modified vesting schedule.

(3)

Exercisable with respect to 25% of the shares when the optionee completes each 12-month period of continuous service after November 13, 2013. If we are subject to a change in control before the optionee’s service terminates, then the option shall vest in full.

PROPOSAL 2

RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018

The Audit Committee of the Board has selected Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2018, and has further directed that management submit the selection of independent auditors for ratification by our stockholders at the Annual Meeting. Grant Thornton has audited our financial statements and has attested to the effectiveness of our internal control over financial reporting since March 2012. Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain Grant Thornton. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum; however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a bank, broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to Histogenics for the years ended December 31, 2017 and December 31, 2016, by Grant Thornton, our principal accountant.

	Year ended December 31,
	2017	2016
Audit fees(1)	$354,524	$277,766
Audit-related fees	—	—
Tax fees	—	—
All other fees	4,900	44,962
Total fees	$359,424	$322,728

(1)

The fees billed or incurred by Grant Thornton for professional services rendered in connection with the annual audit and quarterly review of our consolidated financial statements for the years ended December 31, 2017 and 2016, the consents issued for our registration statements, and the statements included in our filings with the SEC regarding private placement of common stock, Series A Preferred Stock and Warrants in September 2016 and the use of Grant Thornton’s online research tool.

All fees described above were pre-approved by the Audit Committee in accordance with applicable SEC requirements.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Grant Thornton or on an individual case-by-case basis before Grant Thornton is engaged to provide a service. The Audit Committee has determined that the rendering of tax-related services by Grant Thornton is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton has not been engaged to perform any non-audit services.

THE BOARD UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” PROPOSAL 2.

AUDIT COMMITTEE REPORT

The Audit Committee has also reviewed and discussed with Grant Thornton the audited consolidated financial statements in the Annual Report. In addition, the Audit Committee discussed with Grant Thornton those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, as may be further modified or supplemented. Additionally, Grant Thornton provided to the Audit Committee the written disclosures and the letter required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the PCAOB. The Audit Committee also discussed with Grant Thornton its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2017 be included in the Annual Report for filing with the SEC. We have selected Grant Thornton as the Company’s independent registered public accounting firm for the year ending December 31, 2018, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.

Submitted by the following members of the Audit Committee:

David Gill, Chairman
John H. Johnson
Kevin Rakin

The material in this Audit Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Histogenics under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of the Record Date by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than five percent of our outstanding common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current directors and executive officers as a group.

Applicable percentage ownership is based on 28,687,412 shares of common stock outstanding at the Record Date.

The table below is based upon information supplied by executive officers, directors and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through the Record Date.

Under the terms of the Common Stock Warrants (as defined below), certain of the holders of the Common Stock Warrants may not exercise the warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of common stock issuable upon exercise of the Common Stock Warrants which have not been exercised. In addition, the Preferred Shares (as defined below) may not be converted by certain holders thereof, at their election, if such conversion would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding common stock following such conversion (subject to adjustment up to 9.99% upon the fulfillment of certain conditions). Unless otherwise noted, the disclosures and the footnotes below concerning the stockholders’ beneficial ownership percentage reflect these limitations.  Wilmslow Estates Limited (“Wilmslow”), Split Rock Partners II, LP and affiliates of Kevin Rakin purchased Preferred Shares and Common Stock Warrants in the Private Placement (as defined below).  Each of these holders has converted all Preferred Shares held by such holders and their current holdings with respect to the Common Stock Warrants is set forth in the footnotes to the table below.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable within 60 days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the principal address of each of the stockholders below is c/o Histogenics Corporation, 830 Winter Street, 3rd Floor, Waltham, Massachusetts 02451.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Wilmslow Estates Limited(1) c/o Stonehage Group 2 The Forum, Grenville Street St Helier, Jersey, Channel Islands JE1 4HH	4,316,554	14.4%
Split Rock Partners II, LP(2) 10400 Viking Drive, Suite 250 Eden Prairie, MN 55344	4,166,382	13.9%
Perceptive Advisors LLC(3) 51 Astor Place, 10th Floor New York, NY 10003	3,981,054	13.1%
Intrexon Corporation(4) 20374 Seneca Meadows Parkway Germantown, MD 20876	2,690,570	9.4%
Sofinnova Venture Partners VIII, L.P.(5) 3000 Sand Hill Road, Bldg 4, Suite 250 Menlo Park, CA 94025	2,077,040	7.2%
FMR, LLC(6) 245 Summer Street Boston, MA 02210	1,729,620	6.0%
Directors and Named Executive Officers
Joshua Baltzell(7)	55,000	*
David Gill(8)	69,000	*
John H. Johnson(9)	64,730	*
Garheng Kong, M.D., Ph.D.(10)	55,000	*
Michael Lewis(11)	4,371,554	14.6%
Kevin Rakin(12)	460,973	1.6%
Susan Washer	—	*
Adam Gridley(13)	481,925	1.7%
Stephen Kennedy(14)	142,138	*
Jonathan Lieber(15)	117,624	*
All current executive officers and directors as a group (11 persons)(16)	5,866,694	19.7%

*	Less than one percent of the outstanding shares of common stock.
(1)

Shareholdings include 1,244,444 shares of common stock issuable upon the exercise of a warrant to purchase shares of the Company’s common stock.  Wilmslow’s economic interest is ultimately owned by a family discretionary trust associated with Michael Lewis, who is referenced in footnote 11 below. Wilmslow has sole voting and investment power over the shares of capital stock owned.

(2)

Shareholdings include 1,390,844 shares of common stock issuable upon the exercise of a warrant to purchase shares of common stock.  Voting and investment power over the shares is delegated to Split Rock Partners II Management, LLC, the general partner of Split Rock Partners II, LP. Split Rock Partners II Management, LLC has delegated voting and investment decisions to three individuals who require a two-thirds vote to act. Split Rock Partners II Management, LLC disclaims beneficial ownership of the shares except to the extent of any pecuniary interest.

(3)

Based on a Schedule 13G filed with the SEC on January 26, 2018 by Perceptive Life Sciences Master Fund, Ltd. (the “Fund”), Perceptive Advisors LLC (the “Advisor”) and Joseph Edelman. These shares are held of record by the Fund. The Advisor serves as the investment manager of the Fund and Mr. Edelman is the managing member of the Advisor. As such, the Fund, the Advisor and Mr. Edelman may each be deemed to share voting and investment power over these shares. Shareholdings include 1,777,777 shares of common stock issuable upon the exercise of a warrant to purchase shares of the Company’s common stock but such exercise would be subject to the limitations described above.  The address for each of the Fund, the Advisor and Mr. Edelman is 51 Astor Place, 10th Floor, New York, NY 10003.

(4)

Randal J. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon. Mr. Kirk may therefore be deemed to have voting and dispositive power over the shares of Histogenics owned by Intrexon. Shares held by Intrexon may be deemed to be indirectly beneficially owned (as defined under Rule 13d-3 promulgated under the Exchange Act) by Mr. Kirk. Mr. Kirk disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

(5)

Sofinnova Management VIII, L.L.C. (“SM VIII”) is the general partner of Sofinnova Venture Partners VIII, L.P. (“SVP VIII”) and Anand Mehra, M.D., Michael Powell, Ph.D. and James I. Healy, M.D., are the managing members of SM VIII (“Managing Members”). SVP VIII, SM VIII and the Managing Members may be deemed to have shared voting and dispositive power over the shares owned by SVP VIII. Such persons and entities disclaim beneficial ownership over the shares owned by SVP VIII except to the extent of any pecuniary interest therein.

(6)

Based on a Schedule 13G/A filed with the SEC on February 14, 2017 by FMR LLC on behalf of itself and Abigail P. Johnson, the Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC, members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(7)	Shareholdings include 55,000 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(8)	Shareholdings include 55,000 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(9)	Shareholdings include 64,730 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(10)	Shareholdings include 55,000 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(11)

Shareholdings include 55,000 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.  Mr. Lewis is the settlor of the trust which ultimately owns the economic interest in Wilmslow referenced in footnote 1 above. Mr. Lewis has no beneficial interest in the trust which ultimately owns the economic interest in Wilmslow, but other members of his family are discretionary beneficiaries in such trust. To the extent Mr. Lewis may be deemed to hold an indirect beneficial interest under applicable United States securities laws, Mr. Lewis disclaims such beneficial ownership.

(12)

Shareholdings include (i) 55,000 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date, (ii) 146,735 shares of common stock owned by the Kevin L. Rakin Irrevocable Trust, (iii) 33,333 shares of common stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin, (iv) 33,333 shares of common stock owned by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin, (v) 111,111 shares of common stock issuable upon the exercise of a warrant to purchase shares of common stock held by the Kevin L. Rakin Irrevocable Trust, (vi) 33,333 shares of common stock issuable upon the exercise of a warrant to purchase shares of common stock held by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and (vii) 33,333 shares of common stock issuable upon the exercise of a warrant to purchase shares of common stock held by The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia Hoffman Rakin.  Mr. Rakin is an affiliate of the Kevin L. Rakin Irrevocable Trust, The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Sarah Hoffman Rakin and The Alison N Hoffman and Kevin L Rakin Irrevocable Trust For Julia

Hoffman Rakin. Mr. Rakin disclaims beneficial ownership in the shares owned by the foregoing affiliated trusts.
(13)	Shareholdings include 476,925 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(14)	Shareholdings include 142,138 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(15)	Shareholdings include 112,624 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date.
(16)

Includes 1,120,167 shares of common stock issuable upon exercise of options exercisable within 60 days of the Record Date and the shareholdings attributable to Messrs. Lewis and Rakin in footnotes 11 and 12 above, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2017, our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

EXECUTIVE OFFICERS

The names of the current executive officers of Histogenics, and certain information about each of them as of the Record Date, are set forth below:

Executive Officers

Adam Gridley. For biographical information, see “Proposal 1— Continuing Directors Not Standing for Election — Class II Directors (Terms Expire in 2019).”

Donald Haut, Ph.D., age 52, has served as our Chief Business Officer since June 2017. Prior to joining us, Dr. Haut was Managing Director of Haut Capital from September 2014 to June 2017, providing executive-level business development and strategic planning services for a variety of public biotechnology and medical device companies. Dr. Haut currently serves on the Board of Directors for three health care companies: Trigemina, Inc., Arthrosurface, Inc. and Xiros, Ltd.  He was previously Vice President for New Business Ventures at The Medicines Company from August 2012 to September 2014, where he was responsible for leading Sales Operations, as well as a number of transactions, including that company’s deal to license Alnylam’s PCSK9 inhibitor. Previously, he was the Senior Vice President for Strategy and Business Development at Smith and Nephew’s Advanced Surgical Devices Division from January 2008 to August 2012, where he was responsible for all strategy development, mergers and acquisitions and licensing activities, and also built and ran Smith & Nephew’s Women’s Health business from June 2008 to August 2012. Dr. Haut also previously held similar roles at 3M, JSB Partners from 2002 to 2008 and McKinsey and Company from 2000 to 2002.  Dr. Haut received an M.B.A. at the Olin Business School of the Washington University in St. Louis, a Ph.D. in Molecular Biology at the University of Missouri-Columbia, and a B.A. from the College of Wooster.

Stephen Kennedy, age 61, has served as our Executive Vice President and Chief Operating Officer since October 2017, and previously served as our Chief Technology Officer from July 2015 to October 2017 and our Senior Vice President of Technical Operations from August 2013 to July 2015. From May 2011 to August 2013, Mr. Kennedy served as the Executive Vice President, Research and Development, at Mascoma Corporation, a biofuel company. Mr. Kennedy served as Executive Director of the Novartis/MIT Center for Continuous Manufacturing at the Massachusetts Institute of Technology from October 2010 to May 2011. Mr. Kennedy also served as Senior Vice President of Biologics Operations at Genzyme Corporation from 2008 to October 2010, after having held a variety of technical operations positions with the company beginning in 1992. Prior to this, Mr. Kennedy managed process development at Genencor International in Helsinki, Finland from 1989 to 1992. Mr. Kennedy has a B.S. from the University of Michigan, an M.S. from the University of Rochester and an M.B.A. from Boston University.

Jonathan Lieber, age 48, has served as our Chief Financial Officer since July 2015. Prior to joining us, Mr. Lieber was Senior Vice President and Chief Financial Officer of Metamark Genetics, Inc., a privately held, urology-focused, molecular diagnostics company, from January 2014 to June 2015. From September 2012 to September 2013, Mr. Lieber served as the Chief Financial Officer and Treasurer of Repligen Corporation, a manufacturer and supplier of high-value consumables to the life sciences industry. From June 2009 to May 2012, Mr. Lieber served as Chief Financial Officer and Treasurer of Xcellerex, Inc., a privately-held company engaged in the manufacture and sale of capital equipment and related consumables to the biopharmaceutical industry. Mr. Lieber received an M.B.A. in finance from the Stern School of Business of New York University and a B.S. in business administration from Boston University.

COMPENSATION OF EXECUTIVE OFFICERS

2017 Summary Compensation Table

The following table provides information concerning the compensation paid to Adam Gridley, our President and Chief Executive Officer and our next two most highly compensated executive officers during the year ended December 31, 2017, who are Jonathan Lieber, our Chief Financial Officer and Stephen Kennedy, our Chief Operating Officer. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Adam Gridley	2017	435,000		382,725	182,548	—	1,000,273
Director, President and Chief Executive Officer	2016	400,400		218,218	166,937	—	785,555
Stephen Kennedy(1)	2017	352,914	(2)	240,438	138,729	—	732,081
Executive Vice President and Chief Operating Officer	2016	330,240		130,321	35,611	—	496,172
Jonathan Lieber	2017	335,325		168,365	52,156	—	555,846
Chief Financial Officer	2016	338,759		140,165	39,905	—	518,829

(1)	Mr. Kennedy was promoted to Chief Operating Officer on October 10, 2017.
(2)	In connection with his promotion from Chief Technology Officer to Chief Operating Officer on October 10, 2017, Mr. Kennedy’s gross annual salary was increased to $375,000.
(3)

Represents the aggregate grant date fair value of option awards, computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in the Annual Report for a discussion of the assumptions made by us in determining the fair value of our equity awards.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

The compensation paid to our named executive officers consists of the following components:

•	base salary;
•	performance-based cash bonuses; and
•	long-term incentive compensation in the form of stock options.

Base Salaries

For the year ended December 31, 2017, the annual base salaries for our named executive officers were as follows: Adam Gridley—$435,000 (increased to $478,000 in January 2018 for year ending December 31, 2018); Stephen Kennedy—initially $345,101 and increased to $375,000 upon his promotion to Chief Operating Officer on October 10, 2017 (increased to $391,875 in January 2018 for year ending December 31, 2018); and Jonathan Lieber—$334,965 (increased to $346,689 in January 2018 for year ending December 31, 2018). In addition to actions taken with respect to hiring new, or promoting existing, executive officers, the Compensation Committee of the Board approved the annual base salaries for certain of our named executive officers for the twelve-month period ended December 31, 2017, and approved option grants under the Company’s 2013 Equity Incentive Plan to certain of our named officers, as listed below in the section entitled “Outstanding Equity Awards at 2017 Fiscal Year-End.”

Performance-Based Bonuses

Pursuant to employment agreements with Messrs. Gridley, Kennedy and Lieber, each named executive officer is to earn an annual bonus equal to a specified percentage of his base salary (60% with respect to Mr. Gridley and 40% with respect to each of Messrs. Kennedy and Lieber). The actual amount of bonus earned is determined by the Board based on our performance and the officer’s achievement of objectives and goals determined by our chief executive officer (or, with respect to Mr. Gridley, the Board).

Long-Term Incentive Compensation

We offer stock options to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Our stock options allow our employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant. Our stock options granted to newly hired employees generally vest as to 25% of the total number of option shares on the first anniversary of the award and in equal monthly installments over the following 36 months.

For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Severance Benefits” and “Change in Control Benefits” below.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2017.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)		Option Exercise Price ($)	Option Expiration Date
Adam Gridley	176,868	20,567	(1)	7.99	April 29, 2024
	34,238	3,982	(1)	8.97	July 16, 2024
	73,666	30,334	(2)	9.96	February 26, 2025
	—	60,000	(3)	9.96	February 26, 2025
	80,208	94,792	(4)	1.58	December 15, 2026
	—	175,000	(2)	1.72	February 13, 2027
Stephen Kennedy	27,767	—	(5)	7.13	December 10, 2023
	34,779	14,321	(2)	9.96	February 26, 2025
	—	30,000	(3)	9.96	February 26, 2025
	30,208	19,792	(6)	6.11	July 29, 2025
	11,458	13,542	(2)	2.56	February 25, 2026
	—	75,000	(2)	1.72	February 13, 2027
	—	50,000	(7)	2.12	October 9, 2027
Jonathan Lieber	68,750	41,250	(8)	6.37	July 1, 2025
	—	30,000	(9)	6.37	July 1, 2025
	12,833	15,167	(2)	2.56	February 25, 2026
	—	50,000	(2)	1.72	February 13, 2027

(1)	Option vests over four years of service following May 12, 2014, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(2)	Option vests over four years of service commencing on the date of grant, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(3)

Option shall vest in full if the Company’s stock price is at or above $19.92 for any consecutive 60-day period within 4 years of February 24, 2015. If the option is exercised within one year of earning the award, the executive must hold shares net of taxes until the one-year anniversary of earning the award is reached. Additionally, the shares subject to such option shall become fully vested and exercisable upon a change of control of the Company if the per share transaction price for such change of control is at or above $19.92; the post-vesting holding period described above shall be waived if the option is accelerated upon a change of control.

(4)	Option vests over four years of service following February 26, 2016, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.

(5)	Option vests over four years of service following August 19, 2013, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(6)	Option vests over four years of service following July 29, 2015, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(7)	Option vests over four years of service following October 10, 2017, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(8)	Option vests over four years of service following July 2, 2015, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter.
(9)

Option shall vest in full if the Company’s stock price is at or above $19.92 for any consecutive 60-day period within 4 years of July 2, 2015. If the option is exercised within one year of earning the award, the executive must hold shares net of taxes until the one-year anniversary of earning the award is reached. Additionally, the shares subject to such option shall become fully vested and exercisable upon a change of control of the Company if the per share transaction price for such change of control is at or above $19.92; the post-vesting holding period described above shall be waived if the option is accelerated upon a change of control.

For information regarding the vesting acceleration provisions applicable to the options held by our named executive officers, please see “Change in Control Benefits” below.

On February 16, 2018, we granted options to purchase shares of our common stock to Mr. Gridley in the amount of 300,000, Mr. Lieber in the amount of 130,000 and Mr. Kennedy in the amount of 115,000. Each of these option grants vests over four years of service following February 16, 2018, with 25% vesting upon completion of 12 months of service and in 36 equal monthly installments thereafter. Although these grants are not listed in the table above as of December 31, 2017, they relate to compensation for the year ended December 31, 2017.

Employment Agreements

Adam Gridley

In April 2014, we entered into a letter agreement with Adam Gridley, under which Mr. Gridley agreed to become our president and chief executive officer, effective as of May 12, 2014. Under this agreement, Mr. Gridley’s base salary for 2017 was $435,000 per year (increased to $478,000 in January 2018 for the year ending December 31, 2018). Mr. Gridley is eligible to receive an annual cash bonus with a target equal to 60% of his base salary for 2018, subject to satisfaction of objective or subjective criteria established by the Board (and pro-rated for his first year of employment). For a period of 12 months after the termination of his employment, Mr. Gridley will be subject to certain restrictions on competing with us and prohibiting the solicitation of our employees and customers. Mr. Gridley has an at-will employment relationship with us.

Pursuant to his letter agreement, Mr. Gridley received an option to purchase up to 197,435 shares of our common stock. In addition, upon the final closing for the sale of shares of our Series A-1 Preferred Stock in May 2014, Mr. Gridley was granted an additional option to purchase up to 38,220 shares such that, together with the original option, Mr. Gridley’s options represented 4% of our common stock, including shares issuable upon conversion of option and warrants, outstanding on the date of such final closing. The shares subject to such options vest 25% after the first 12 months of Mr. Gridley’s continuous service with the remainder vesting in equal monthly installments over the next three years of his continuous service. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Gridley’s options, please see “Change in Control Benefits” below.

In connection with the commencement of his employment, we paid Mr. Gridley $48,446 to assist with estimated temporary housing and related expenses.

Stephen Kennedy

In October 2017, Stephen Kennedy was promoted to Chief Operating Officer. In connection with this promotion, we entered into an amended and restated employment agreement with Mr. Kennedy. Under this amended agreement, Mr. Kennedy’s base salary for 2017 was increased to $375,000 per year from $345,101 per year (increased to $391,875 in January 2018 for the year ending December 31, 2018). Mr. Kennedy is eligible to receive an annual cash bonus equal to 40% of his base salary, subject to satisfaction of objective or subjective criteria established by the Board. For a period of 12 months after the termination of his employment, Mr. Kennedy will be subject to certain restrictions on competing with us and prohibiting the solicitation of our employees and customers. Mr. Kennedy has an at-will employment relationship with us.

Pursuant to his amended and restated employment agreement, Mr. Kennedy received an option to purchase up to 50,000 shares of our common stock, as described in more detail above under “Outstanding Equity Awards at 2017 Fiscal Year-End.” The shares subject to the option will vest 25% after the first 12 months of Mr. Kennedy’s continuous service after October 10, 2017 with the remainder vesting in equal monthly installments over the next three years of his continuous service. In addition, for information regarding the vesting acceleration provisions applicable to Mr. Kennedy’s option, please see “Change in Control Benefits” below.

Jonathan Lieber

In July 2015, we entered into an employment agreement with Jonathan Lieber in connection with his appointment as our Chief Financial Officer. Under this agreement, Mr. Lieber’s base salary for 2017 was $334,965 per year (increased to $346,689 in January 2018 for year ending December 31, 2018). Mr. Lieber is eligible to receive an annual cash bonus with a target amount equal to 40% of his base salary, subject to satisfaction of objective or subjective criteria established by the Board. Mr. Lieber has an at-will employment relationship with us.  For a period of 12 months after the termination of his employment, Mr. Lieber will be subject to certain restrictions on competing with us and prohibiting the solicitation of our employees and customers. Mr. Lieber has an at-will employment relationship with us.

Pursuant to his employment agreement, Mr. Lieber received an option to purchase up to 110,000 shares of our common stock, as described in more detail above under “Outstanding Equity Awards at 2017 Fiscal Year-End.” The options will vest 25% after the first 12 months of Mr. Lieber’s continuous service with the remainder vesting in equal monthly installments over the next three years of his continuous service. For further information regarding the vesting acceleration provisions applicable to Mr. Lieber’s option, please see “Change in Control Benefits” below.

In addition, pursuant to the employment agreement, Mr. Lieber was granted an additional performance option to purchase 30,000 shares of our common stock as described in more detail above under “Outstanding Equity Awards at 2017 Fiscal Year-End.” The performance option shall vest in full if the Company’s stock price is at or above $19.92 for any consecutive 60 day period within 4 years of the date of grant as long as Mr. Lieber provides continuous service during such consecutive 60 day period. If the performance option is exercised within one year of earning the award, Mr. Lieber must hold the shares received upon exercise net of taxes until the one-year anniversary of earning the performance option is reached. The performance option shall also become fully vested and exercisable upon a change in control if the per share transaction price is at or above $19.92; the post post-holding period discussed previously shall be waived if the performance option is accelerated upon a change in control.

Severance Benefits

Adam Gridley

As described above, in April 2014, we entered into a letter agreement with Adam Gridley, under which Mr. Gridley agreed to become our president and chief executive officer, effective May 12, 2014. Under this agreement, if we terminate Mr. Gridley’s employment without cause or Mr. Gridley resigns for good reason, we will continue to pay Mr. Gridley his base salary, and he will be entitled to health benefits, for a period of twelve months following the termination of his employment. Such benefits are subject to Mr. Gridley’s execution of a general release of all claims he may have against us and certain related parties.

For purposes of Mr. Gridley’s letter agreement, cause means Mr. Gridley’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm to us; material breach of any agreement with us; material failure to comply with our written policies or rules after receiving written notification of such failure; sale, possession or use of illegal drugs or habitual intoxication on our premises or the premises of a customer or business partner while conducting our business; conviction of, or plea of guilty or no contest to, a felony; gross negligence or willful misconduct in the course of service to us that results in material harm to us; continuing and willful failure to perform reasonably assigned duties after receiving written notification of such failure; or failure to cooperate in good faith with a governmental or internal investigation of us, if so requested.

For purposes of his letter agreement, good reason means, without Mr. Gridley’s consent, a material reduction in his base salary, a change in his title or position that materially reduces his level of authority or responsibility, relocation of his principal workplace by more than 40 miles or a material breach by us of the letter agreement.

Stephen Kennedy

If we terminate Mr. Kennedy’s employment without cause or Mr. Kennedy resigns for good reason, we will continue to pay Mr. Kennedy his base salary, and he will be entitled to health benefits, for a period of nine months following the termination of his employment.

For purposes of his employment agreement, cause means Mr. Kennedy’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to the Company, a material breach of any agreement between Mr. Kennedy and the Company which is not remedied within 15 days after notice from the Company, a material failure to comply with the legal directives of the Board which is not remedied within 15 days after notice from the Board, the sale, possession or use of illegal drugs or habitual intoxication, conviction of, plea of “guilty” or “no contest” to any felony, gross negligence or willful misconduct in the course of performing service to the Company, failure to perform reasonably assigned duties after receiving written notification of such failure from the Board, or failure to cooperate in good faith with a governmental or internal investigation of the Company, if the Company has requested Mr. Kennedy’s cooperation. For purposes of the employment agreement, resignation for good reason means a material reduction in Mr. Kennedy’s base salary, a change in Mr. Kennedy’s title or position with the Company that materially reduces his level of authority or responsibility, a relocation of principal workplace by more than 40 miles or a material breach by the Company of its obligations under the employment agreement.

Jonathan Lieber

If we terminate Mr. Lieber’s employment without cause or Mr. Lieber resigns for good reason, we will continue to pay Mr. Lieber his base salary, and he will be entitled to health benefits, for a period of six months following the termination of his employment.

For purposes of his employment agreement, cause means Mr. Lieber’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to the Company, a material breach of any agreement between Mr. Lieber and the Company which is not remedied within 15 days after notice from the Company, a material failure to comply with the legal directives of the Board which is not remedied within 15 days after notice from the Board, the sale, possession or use of illegal drugs or habitual intoxication, conviction of, plea of “guilty” or “no contest” to any felony, gross negligence or willful misconduct in the course of performing service to the Company, failure to perform reasonably assigned duties after receiving written notification of such failure from the Board, or failure to cooperate in good faith with a governmental or internal investigation of the Company, if the Company has requested Mr. Lieber’s cooperation. For purposes of the employment agreement, resignation for good reason means a material reduction in Mr. Lieber’s base salary, a change in Mr. Lieber’s title or position with the Company that materially reduces his level of authority or responsibility or a relocation of principal workplace by more than 40 miles.

Change in Control Benefits

In the event that we experience a change in control and, within 12 months after such change in control, a named executive officer is terminated by us without cause or such individual resigns for good reason, then such individual’s options will become fully vested and exercisable.

For purposes of the stock option agreements, change in control means an acquisition by any individual, entity or group of 50% or more of our voting stock, certain changes in the composition of the Board, our merger, consolidation, liquidation, dissolution or sale of all or substantially all of our assets.

For purposes of the stock option agreements, cause and good reason have substantially the same meanings as under each named executive officer’s employment agreement, described above.

Retirement Benefits

We have established a 401(k) tax-deferred retirement savings plan, which permits participants, including our named executive officers, to make contributions by pre-tax salary deduction pursuant to Section 401(k) of the Code. We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. No employer contributions have been made to date.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees. Although we generally do not provide our named executive officers with perquisites or other personal benefits, we offered temporary housing and related assistance to Mr. Gridley in connection with the commencement of his employment with us, as described in the Summary Compensation Table above.

Tax and Accounting Considerations

Section 162(m) of the Code generally denies a deduction to any publicly-held corporation for compensation paid in a taxable year to its named executive officers exceeding $1 million. As a result of changes made by the 2017 Tax Cuts and Jobs Act, starting with compensation paid in 2018, Section 162(m) will limit the Company from deducting compensation, including performance-based compensation, in excess of $1 million paid to anyone who serves as our chief executive officer, chief financial officer or who is among the three most highly compensated executive officers for any year beginning after December 31, 2016. The only exception to this rule is for compensation that is paid pursuant to a binding contract in effect on November 2, 2017, that would have otherwise been deductible under the prior Section 162(m) rules. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, Section 162(m) limited us from deducting compensation paid in years prior to 2018, excluding performance-based compensation, in excess of $1 million paid to anyone who served as the chief executive officer or who was one of the three most highly compensated executive officers for the applicable tax year, excluding the chief financial officer.  Our Compensation Committee considers tax and accounting implications in determining all elements of our compensation plans, programs and arrangements. For pre-2018 years, the Compensation Committee retained the discretion to make awards of either bonuses or equity awards that did not satisfy Section 162(m) and, therefore, may not have been deductible.  Base salaries, time-vested restricted stock, time-vested retention and transition payments, and discretionary or subjectively determined bonus awards generally did not qualify as performance-based compensation under the pre-2018 rules. In September 2014, our stockholders approved our 2013 Equity Incentive Plan that permits us to satisfy the performance-based requirements under Section 162(m) with respect to the grant of stock options.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2015 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two years, and in which any of our directors, executive officers or beneficial owners of more than five percent of our convertible preferred stock or common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements.

All of the transactions set forth below were approved by a majority of the Board, including a majority of the independent and disinterested members of the Board. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the Audit Committee and a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

2016 Private Placement

In September 2016, we entered into a securities purchase agreement with certain institutional and accredited investors (the “Securities Purchase Agreement”) for the sale and issuance of 2,596,059 shares of our Common Stock (the “Common Shares”) and 24,158.8693 shares of our Series A Convertible Preferred Stock (the “Preferred Shares”), which Preferred Shares are convertible into an aggregate of 10,737,275 shares of our Common Stock, for total consideration of approximately $30,000,000 (the “2016 Private Placement”). H.C. Wainwright & Co., LLC (“HCW”) served as the sole placement agent for the 2016 Private Placement. As part of the 2016 Private Placement, we provided each purchaser 100% warrant coverage based on an as-converted number of shares of our Common Stock issued and issuable upon conversion of the Preferred Shares plus the Common Shares and accordingly issued the investors warrants (the “Purchaser Warrants”) to purchase 13,333,334 shares of our Common Stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement. We also issued HCW a warrant (the “HCW Warrant” and, together with the Purchaser Warrants, the “Common Stock Warrants”) for the purchase of 133,333 shares of Common Stock at an exercise price of $2.25 per share and exercisable for a period of five years following receipt of the stockholder approval required under the Securities Purchase Agreement pursuant to the terms of our letter agreement with HCW.

The certificate of designation filed with the Secretary of State of the State of Delaware describing the rights, preference and privileges of the Series A Convertible Preferred Stock provides that, until stockholder approval was obtained, holders could not convert the Preferred Shares if such conversion would result in the purchasers under the Securities Purchase Agreement owning in the aggregate an amount of Common Stock issued in connection with the 2016 Private Placement in excess of 19.99% the number of shares of Common Stock outstanding immediately prior to the closing of the 2016 Private Placement. The Common Stock Warrants provide that, until stockholder approval was obtained, holders could not exercise the Common Stock Warrants. We obtained stockholder approval of the 2016 Private Placement on November 22, 2016.

Wilmslow, which is a greater than 10% holder of our Common Stock and an affiliate of Michael Lewis, a member of the Board, purchased Common Shares, the Preferred Shares and the Common Stock Warrants in the 2016 Private Placement. The Rakin Trusts, which are each affiliates of Kevin Rakin, a member of the Board, purchased Common Shares, the Preferred Shares and the Common Stock Warrants in the 2016 Private Placement. Split Rock Partners II, LP, which is a greater than 10% holder of our Common Stock, purchased Common Shares, the Preferred Shares and the Common Stock Warrants in the 2016 Private Placement.

Intrexon Collaboration Agreement and Obligations

In September 2014, we entered into our ECC with Intrexon governing a “channel collaboration” arrangement. Pursuant to the ECC, we are responsible for the research and development costs incurred by Intrexon associated with the development of product candidates developed under our collaboration, the effect of which may increase the level of our overall research and development expenses. Subject to certain exceptions, we will be responsible for, among other things, funding the further anticipated development of cell lines toward the goal of commercialization, conducting preclinical and clinical development of candidate product(s), as well as for other aspects of manufacturing and the commercialization of the product(s). As of December 31, 2017, we have paid Intrexon $2.7 million in research and development expenses and have an additional $3.4 million payable. For more information regarding our ECC with Intrexon, please see the section of the Annual Report entitled “Material Technology License Agreements – Intrexon Corporation.”

Investors’ Rights Agreement

On December 18, 2013, we entered into a second amended and restated investors’ rights agreement (“Investors’ Rights Agreement”) with the purchasers of our then-outstanding Preferred Stock (which was converted to common stock in connection with our initial public offering), including certain of our existing stockholders who were represented at the time by members of the Board, including Wilmslow, Sofinnova Venture Partners VIII, L.P. and Split Rock Partners II, LP. Under the Investors’ Rights Agreement, we granted information and inspection rights which terminated upon the closing of our initial public offering. In addition, the holders of 4,479,418 shares of our common stock as of the Record Date, who are parties to the Investors’ Rights Agreement, are provided rights to demand registration of shares of common stock and to participate in a registration of our common stock that we may decide to do, from time to time. These registration rights survived our initial public offering and may be exercised until their termination on December 3, 2019, unless earlier exercised. Certain of the shares subject to the Investors’ Rights Agreement are held by affiliates of certain of our directors and by holders of five percent of our capital stock.

Indemnification Agreements

We have entered, or will enter, into indemnification agreements with our directors, executive officers and certain key employees. Under these agreements, we agree to indemnify our directors, executive officers and certain key employees against any and all expenses incurred by them in connection with proceedings because of their status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, subject to certain limitations. In addition, these indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will pay for all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding arising out of their service to us.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Policies and Procedures for Related Party Transactions

In November 2013, we adopted a related party transaction policy under which our directors, executive officers and any person who is known to be the beneficial owner of more than 5% of any class of our voting securities, including their immediate family members and affiliates, are not permitted to enter into a related party transaction with us without the prior consent of our Audit Committee or another independent committee of the Board where it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. All of our directors and executive officers are required to report to our Audit Committee any such related party transaction. In approving or rejecting the proposed agreement, our Audit Committee shall consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including costs, and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are not inconsistent with our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Stock Options

For information regarding stock options granted to our named executive officers and directors, see “Corporate Governance – 2017 Director Compensation” and “Compensation of Executive Officers.”

NO INCORPORATION BY REFERENCE

In Histogenics’ filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

It is important that your proxies be returned promptly and that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope or vote your shares before the Annual Meeting via the internet or by telephone so your shares will be represented at the Annual Meeting.

The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed and delivered to stockholders by its authority.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares, please contact:

Investor Relations

Histogenics Corporation

830 Winter Street, 3rd Floor

Waltham, MA 02451

or

Call (781) 547-7900

If you need additional copies of this Proxy Statement or voting materials, you should contact Investor Relations as described above.

The Board of Directors of Histogenics Corporation
Waltham, Massachusetts
April 26, 2018

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Joshua Baltzell 02 Kevin Rakin

02 0000000000

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

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0000375015_1 R1.0.1.17

HISTOGENICS CORPORATION  830 WINTER STREET 3RD FLOOR  WALTHAM, MA 02451   VOTE BY INTERNET www.proxyvote.comUsetheInternettotransmityourvotinginstructionsandforelectronicdeliveryofinformation.Voteby11:59P.M.ETonthedaypriortothemeeting.Haveyourproxycardinhandwhenyouaccessthewebsiteandfollowtheinstructionstoobtainyourrecordsand to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903Useanytouch-tonetelephonetotransmityourvotinginstructions.Voteby11:59P.M.ETonthedaypriortothemeeting.Haveyourproxycardinhandwhenyoucallandthenfollow the instructions. VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Investor Address Line 1  Investor Address Line 2  Investor Address Line 3  Investor Address Line 4  Investor Address Line 5  John Sample  1234 ANYWHERE STREET  ANY CITY, ON A1A 1A1    For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  the following:  0 0 01. Election of Directors  To withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below. 01  Nominees  Joshua Baltzell 02 Kevin Rakin  The Board of Directors recommends you vote FOR the following proposal:  2 To ratify the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as the  independent registered public accounting firm of the Company for the year ending December 31, 2018.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  0  For  0  Against  0Abstain   Yes No   0000375015_1 R1.0.1.17  Please indicate if you plan to attend this meeting   0 0    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary,  please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or  partnership, please sign in full corporate or partnership name by authorized officer.

HISTOGENICS CORPORATION
Annual Meeting of Stockholders
June 15, 2018 9:00 AM Local Time
This proxy is solicited by the Board of Directors

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on June 15, 2018. The undersigned appoints Mr. Adam Gridley and Mr. Jonathan Lieber, or either of them as shall be in attendance at the 2018 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Histogenics Corporation (the "Company"), to be held on June 15, 2018, at 9:00 a.m. local time, at the offices of Gunderson Dettmer et al., LLP, One Marina Park Drive, Suite 900, Boston, Massachusetts 02210, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the Board of Director's nominees for director in Proposal 1 and "FOR" Proposal 2, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000375015_2 R1.0.1.17

0000375015_2 R1.0.1.17   Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice & Proxy Statement and Form 10-K areavailable atwww.proxyvote.com HISTOGENICS CORPORATIONAnnual Meeting of StockholdersJune 15, 2018 9:00 AM Local TimeThis proxy is solicited by the Board of Directors ThisProxyissolicitedonbehalfoftheBoardofDirectorsfortheAnnualMeetingofStockholderstobeheldonJune15,2018.TheundersignedappointsMr.AdamGridleyandMr.JonathanLieber,oreitherofthemasshallbeinattendanceatthe2018AnnualMeetingofStockholders,asproxyorproxies,withfullpowerofsubstitution,torepresenttheundersignedattheAnnualMeetingofStockholdersofHistogenicsCorporation(the“Company”),tobeheldonJune15,2018,at9:00a.m.localtime,attheofficesofGundersonDettmeretal., LLP,OneMarinaParkDrive,Suite900,Boston,Massachusetts02210,andatanyadjournmentsorpostponementsoftheAnnualMeeting, andtovoteonbehalfoftheundersignedasspecifiedinthisProxyalltheCommonStockoftheCompanythattheundersignedwouldbeentitledtovoteifpersonallypresent,uponthemattersreferredtoonthereversesidehereof,and,intheirsolediscretion,uponanyotherbusinessasmayproperlycomebeforetheAnnualMeeting.TheundersignedacknowledgesreceiptoftheNoticeoftheAnnualMeetingofStockholdersandoftheaccompanyingproxystatementandrevokesanyproxyheretoforegivenwithrespecttosuchAnnualMeeting.Thevotes entitled to be cast by the undersigned will be cast as instructed. IfthisProxyisexecuted,butnoinstructionisgiven,thevotesentitledtobecastbytheundersignedwillbecast“FOR”eachoftheBoardofDirector'snomineesfordirectorinProposal1and“FOR”Proposal2,eachofwhichissetforthonthereversesidehereof.ThevotesentitledtobecastbytheundersignedwillbecastinthediscretionoftheProxyholdersonanyothermatterthatmayproperlycomebeforetheAnnualMeeting and any adjournment or postponement thereof. Continued and to be signed on reverse side